Exhibit 10.3

AMENDMENT TO DIRECTOR AGREEMENT

This Amendment to Director Agreement (this “Amendment”) is made and entered into as of February 1, 2021, by and among SOS HYDRATION INC., a California corporation (the “Company”) and MARK WALLER (“Director”). Terms not defined herein shall have the meaning given to them in the Director Agreement.

RECITALS

A.                The Company and the Director entered into a Director Agreement as of February 1, 2021 (the “Director Agreement”); and

B.                 The Company and the Director desire to amend the Director Agreement pursuant to the terms and conditions of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1      AMENDMENT

1.1              Compensation. Section 4 (Compensation) of the Director Agreement is amended as follows:

The second paragraph of Section 4 is deleted in its entirety and replaced with the following:

“As further consideration for the Services, subject to the approval of the Board of the Company, the Company shall grant Director a warrant to purchase 300,000 shares of common stock of the Company, par value $0.001 per at share, at a strike price of $3.8171 per share, for a term of 7 years.”

SECTION 2      GENERAL PROVISIONS

2.1              Miscellaneous.

Section 13 of the Director Agreement is hereby incorporated by this reference, in each case substituting “Agreement” therein for “Amendment.” Except as modified by this Amendment, the Director Agreement shall continue in full force and effect.

[Signatures on the following page]

IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute this Amendment on its behalf as of the day and year first above written.

SOS HYDRATION INC. By: /s/ James Mayo JAMES MAYO CEO	DIRECTOR /s/Mark Waller MARK WALLER